UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2013

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2013, Opexa Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Aegis Capital Corp., as representative of the underwriters, relating to an offering (the “Offering”) consisting of the issuance and sale by the Company of 4,120,000 shares of common stock, $0.01 par value (the “Common Stock”). The purchase price for each share of Common Stock is $1.70. If fully consummated, gross proceeds to the Company from the Offering would be $7,004,000.

Aegis Capital Corp. will receive an underwriting fee of 7% of the gross proceeds to the Company from the issuance and sale of the Common Stock.

The Company made the offering and sale of the Common Stock pursuant to a shelf registration statement on Form S-3 (Registration No. 333-185001 – the “Registration Statement”) which was declared effective by the Securities and Exchange Commission on December 5, 2012.

A copy of the Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The description of this document is a summary only and is qualified in its entirety by reference to the attached Exhibit 1.1.

On December 17, 2013, the Company issued a press release with respect to the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated December 17, 2013, by and between Opexa Therapeutics, Inc. and Aegis Capital Corp.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press release dated December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 18, 2013	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 17, 2013, by and between Opexa Therapeutics, Inc. and Aegis Capital Corp.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press release dated December 17, 2013.